UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 13, 2004

STONEMOR PARTNERS L.P.

(Exact name of registrant as specified in its charter)

Delaware	80-0103159	000-50910
(State or other jurisdiction of incorporation	(Commission File Number)	(I.R.S. Employer Identification No.)

155 Rittenhouse Circle

Bristol, PA 19007

(Address of principal executive offices/Zip Code)

(215) 826-2800

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Peter K. Grunebaum was elected effective December 13, 2004 as a director to the Board of Directors (the “Board”) of StoneMor GP LLC (the “General Partner”) to serve until the earlier of his resignation, death or removal or until his successor has been duly elected and qualified. In addition, Mr. Grunebaum was appointed to the Audit, Conflicts and Trust and Compliance Committees of the General Partner.

Mr. Grunebaum, currently an independent investment banker and corporate consultant, was the Managing Director of Fortrend International, an investment firm headquartered in New York, New York, a position he held from 1989 until the end of 2003. Mr. Grunebaum currently serves on the Executive Committee and is Chairman of the Audit Committee of Pre Paid Legal Services, Inc., an NYSE listed company.

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 15, 2004	STONEMOR PARTNERS L.P.

	By:	StoneMor GP LLC
its general partner

	By:	/s/ William R. Shane
	Name:	William R. Shane
	Title:	Executive Vice President and Chief Financial Officer

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